Exhibit 16


[Price Waterhouse LLP Letterhead]


June 27, 1997

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Ladies and gentlemen:

We have read Item 4 of RightCHOICE's Form 8-K dated June 23, 1997 and are in agreement with the statements contained in paragraph 4(a) therein.

Yours very truly,

Price Waterhouse LLP